UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 6, 2018

LAZYDAYS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38424	82-4183498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6130 Lazy Days Blvd., Seffner, Florida	33584
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 2 Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 6, 2018, Lazydays Holdings, Inc. (“Lazydays” or the “Company”) completed its previously announced asset purchase with Tennessee RV Sales and Service, LLC (“Tennessee RV” or the “Seller”). The assets and liabilities purchased consisted primarily of inventory, accounts receivable, equipment, accounts payable, floor plan liabilities, and the certificates, permits, approvals and licenses pertaining to the dealership properties.

The total consideration paid for the net acquired assets was $24.7 million consisting of cash, the acquisition of the floor plan liabilities, and a note due to the owners of Tennessee RV (the “Seller Note”). The Seller Note of approximately $4.1 million accrues interest at a rate of 5.0% per annum, and in the case of an event of default, increases to 8.0% per annum until the event of default is cured. Pursuant to the terms of the Seller Note, the Company shall make monthly payments of principal and interest of approximately $0.1 million through the fourth anniversary of the Seller Note at which time all accrued principal and interest shall be due and payable. Additionally, the purchase price is subject to a final net working capital adjustment after the closing date. If the final net working capital adjustment exceeds the estimated net working capital adjustment, the Company shall pay to the Seller such excess and if the final net working capital adjustment is less than the estimated net working capital adjustment, the amount of such deficiency will be set-off against the next required payment under the Seller Note.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 6, 2018, LDRV Holdings Corp., Lazydays RV America, LLC, Lazydays RV Discount, LLC, Lazydays Mile HI RV, LLC, and Lazydays of Minneapolis LLC (the “Borrowers” pursuant to the Credit Agreement dated as of March 15, 2018 (the “Credit Agreement”) as amended pursuant to the First Amendment to the Credit Agreement dated as of June 30, 2018 with Manufacturers and Traders Trust Company (“M&T Bank”)) entered into the Second Amendment to the Credit Agreement (“Second Amendment”) with M&T Bank. The Second Amendment increases the Letter of Credit Sublimit from $0.5 million to $1.0 million, increases the dollar limit on unsecured indebtedness from $5.0 million to $15.0 million, and makes certain other amendments to the Credit Agreement.

The foregoing summary is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Section 7 Regulation FD

Item 7.01. Regulation FD Disclosure.

On December 7, 2018, the Company issued a press release announcing the acquisition of Tennessee RV Supercenter near Knoxville, Tennessee. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

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Section 9 Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date that this Form 8-K was filed.

(b) Pro Forma Financial Information

The required pro forma financial information will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date that this Form 8-K was filed.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of December 6, 2018, by and among the Borrowers named therein, the Guarantors named therein and Manufacturers and Traders Trust Company.

99.1	Press Release, dated December 7, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

December 12, 2018	By:	/s/ WILLIAM P. MURNANE
Date		William P. Murnane
Chief Executive Officer

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